UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2025

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe,	Louisiana	71203
(Address of principal executive offices)		(Zip Code)
(318) 388-9000
(Telephone number, including area code)

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14th Street		80202
Denver,	Colorado
(Address of principal executive offices)		(Zip Code)
 (720) 888-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered by Lumen Technologies, Inc. pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no-par value per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2025 (the “Amendment Date”), Level 3 Financing, Inc. (“Level 3”), an indirect wholly owned subsidiary of Lumen Technologies, Inc. (the “Company”) and a direct wholly owned subsidiary of Level 3 Parent, LLC (“Level 3 Parent”), (i) refinanced all of the outstanding secured term B-1 loan facilities and secured term B-2 loan facilities under its existing Credit Agreement, dated March 22, 2024 (the “Existing Level 3 Credit Agreement”), by and among Level 3, Level 3 Parent, Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto and (ii) entered into an amendment to the Existing Level 3 Credit Agreement (the “First Amendment”) (the transactions referred to in clauses (i) and (ii), the “Credit Facilities Transactions”). The First Amendment amended the Existing Level 3 Credit Agreement to, among other things, (i) reduce the pricing on Level 3’s term loan facility (the “Term Loan Facility”), and to make related changes to effect such repricing and (ii) extend the maturity of the Term Loan Facility, as described below.

Immediately following the Credit Facilities Transactions, Level 3 had $2,400 million of outstanding borrowings under the Term Loan Facility. Borrowings under the Term Loan Facility will not amortize.

Borrowings under the Term Loan Facility will be, at Level 3’s option, either (i) the base rate (which is the highest of (x) the overnight federal funds rate, plus 0.50%, (y) the prime rate on such day, and (z) the one-month Secured Overnight Financing Rate (“SOFR”) published on such date, plus 1.00%), plus an applicable margin, or (ii) one-, three- or six-month SOFR, plus an applicable margin. The applicable margin for SOFR loans under the Term Loan Facility will be 4.25%. The Term Loan Facility is subject to a SOFR floor of 0.50%. The Term Loan Facility matures on March 27, 2032.

Level 3 may voluntarily prepay loans or reduce commitments under the Term Loan Facility, in whole or in part, subject to minimum amounts, with prior notice, but without premium or penalty (other than a 1.00% premium on any prepayment in connection with a repricing transaction prior to the date that is six months after the Amendment Date). Level 3 is required to prepay the Term Loan Facility with 100% of the net cash proceeds of certain asset sales and 100% of the net cash proceeds of certain debt issuances, in each case, subject to certain exceptions.

The obligations under the Term Loan Facility are guaranteed by substantially all of Level 3’s material, wholly-owned domestic subsidiaries (the “Guarantors”), subject to certain customary exceptions. The Term Loan Facility is secured by a first priority lien on substantially all of Level 3’s and the Guarantors’ current and fixed assets (subject to certain exceptions), subject to certain permitted liens.

The Term Loan Facility contains customary negative covenants, including, but not limited to, restrictions on the ability of Level 3 and its subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, optionally prepay or modify terms of certain junior indebtedness, sell or otherwise transfer certain assets, or enter into transactions with affiliates (in each case subject to permitted exceptions).

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.*	Description
10.1
First Amendment Agreement, dated as of March 27, 2025, among Level 3 Parent, LLC, Level 3 Financing, Inc., as borrower, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*
Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and other attachments have been omitted from this filing and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. and Level 3 Parent, LLC have duly caused this Current Report on Form 8-K to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: April 2, 2025	By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

LEVEL 3 PARENT, LLC

Dated: April 2, 2025	By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer
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